     As filed with the Securities and Exchange Commission on July 22, 1994
                                                   Registration No. 33-_______




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           MUELLER INDUSTRIES, INC.
              (Exact Name of Registrant as Specified in Charter)

             Delaware                                        25-0790410
     (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                 Identification Number)

            2959 North Rock Road
               Wichita, Kansas                               67226-1191
     (Address of principal executive offices)                (zip code)


Mueller Industries, Inc. 1994 Stock Option Plan and 1994 Non-Employee Director
                               Stock Option Plan
                           (Full title of the plans)

                              William H. Hensley
                            Vice President, General
                             Counsel and Secretary
                           Mueller Industries, Inc.
                             2959 North Rock Road
                          Wichita, Kansas  67226-1191
                                 (316) 636-6300
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:

                              Neil Novikoff, Esq.
                           Willkie Farr & Gallagher
                              One Citicorp Center
                             153 East 53rd Street
                           New York, New York  10022
                                (212) 821-8000

                         CALCULATION OF REGISTRATION FEE


    Title of Securities          Amount To        Proposed Maximum Offering           Proposed Maximum               Amount of
     Being Registered        Be Registered (1)       Price per Share (2)         Aggregate Offering Price (2)    Registration Fee

 Common Stock, $.01 par           225,000                   $31.00                        $6,975,000                  $2,406
 value per share









(1) This Registration Statement covers the 225,000 shares of Common Stock authorized to be issued under the Mueller Industries, Inc. 1994 Stock Option Plan and 1994 Non-Employee Director Stock Option Plan.
(2) Estimated solely for purposes of calculating the amount of the registration fee based on the price per share of the Common Stock as quoted on the New York Stock Exchange as of July 21, 94, pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                    PART I

                           INFORMATION NOT REQUIRED
                         IN THE REGISTRATION STATEMENT



                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT


     Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Mueller Industries, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1993, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 26, 1994 and June 25, 1994, filed pursuant to the Exchange Act; and

               (c) The description of Company's Common Stock, par value $0.01 per share (the "Common Stock"), which is contained in the Company's registration statement on Form 8-A, File No. 1-6770, dated January 22, 1991, filed pursuant to the Exchange Act, including the amendment filed by the Company on Form 8, dated February 12, 1991.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

     Item 4.  DESCRIPTION OF SECURITIES

          Not applicable.

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

          In accordance with Section 145 of the DGCL, Article 7 of the Company's Certificate of Incorporation, as amended (the "Certificate") and the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her individual capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Certificate and the By-Laws provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under
Section 174 of the DGCL, or

(iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

          The By-Laws further provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.


     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


     Item 8.  EXHIBITS

Exhibit No.

4.1 Specimen Common Stock certificate of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's current report on Form 8-K dated December 28, 1990).

4.2 Copy of the Company's Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 of the Company's current report on Form 8-K dated December 28, 1990).

4.3       Copy of the Company's By-Laws, as amended and restated effective May
          12, 1994.

5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered.

23.1      Consent of Ernst & Young.

23.2      Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24 Power of Attorney of the Board of Directors (included on the signature page hereof).

     Item 9.  UNDERTAKINGS

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 22nd day of July, 1994.


                                   MUELLER INDUSTRIES, INC.



                                   By: /s/ Harvey L. Karp

                                        Harvey L. Karp
                                        Chairman of the Board





                               POWER OF ATTORNEY

          Each of the undersigned officers and directors of MUELLER INDUSTRIES, INC. hereby severally constitutes and appoints Harvey L. Karp and William D. O'Hagan, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any further amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



  Signature                                      Title                                                    Date
  _________                                      _____                                                    ____


  /s/ Harvey L. Karp                             Chairman of the Board and Director                       July 22, 1994
   Harvey L. Karp


  /s/ William D. O'Hagan                         President, Chief Executive Officer and Director          July 22, 1994
   William D. O'Hagan


  /s/ Earl W. Bunkers                            Chief Financial Officer (Principal Accounting Officer)   July 22, 1994
   Earl W. Bunkers


  /s/ Kent A. McKee                              Treasurer and Assistant Secretary                        July 22, 1994
   Kent A. McKee


  /s/ Roy C. Harris                              Corporate Controller                                     July 22, 1994
   Roy C. Harris



  /s/ Rodman L. Drake                            Director                                                 July 22, 1994
   Rodman L. Drake


  /s/ Allan Mactier                              Director                                                 July 22, 1994
   Allan Mactier


  /s/ Robert Pasquarelli                         Director                                                 July 22, 1994
   Robert Pasquarelli


                               INDEX TO EXHIBITS


Exhibit No.         Description
___________         ___________

4.1 Specimen Common Stock certificate of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's current report on Form 8-K dated December 28, 1990).

4.2 Copy of the Company's Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 of the Company's current report on Form 8-K dated December 28, 1990).

4.3 Copy of the Company's By-Laws, as amended and restated effective May 12, 1994.

5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares being registered.

23.1           Consent of Ernst & Young.

23.2 Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

24             Power of Attorney of the Board of Directors
               (included on the signature page hereof).